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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of
   AMERICAN PROPERTY INVESTORS, INC.


We have issued our report dated April 7, 2006 accompanying the balance sheet of American Property Investors, Inc. as of December 31, 2005, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                                                          /s/ GRANT THORNTON LLP

New York, New York
April 17, 2006